                                                                    EXHIBIT 10.2

                               AMENDMENT NO. 5 TO
                           LOAN AND SECURITY AGREEMENT

            This Amendment No. 5 ("Amendment No. 5") is dated as of the 29th day of June, 2004 and is by and among Congress Financial Corporation (Central), as Agent (the "Agent") for the lenders from time to time party to the Loan Agreement (as defined below) (the "Lenders") and as a Lender and Frank's Nursery & Crafts, Inc. ("Borrower").

                              W I T N E S S E T H:

            WHEREAS, Agent, Lenders and Borrower are parties to that certain Loan and Security Agreement, dated as of May 20, 2002, as amended (the "Loan Agreement"; all capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement), pursuant to which Lenders agreed to provide certain loans and other financial accommodations to Borrower;

            WHEREAS, Borrower and Kimco Capital Corp. ("Kimco") are parties to that certain Credit and Security Agreement, dated as of May 20, 2002, as amended (the "Kimco Credit Agreement");

            WHEREAS, Borrower, Agent and Lenders have also agreed to amend the Loan Agreement in certain respects;

            WHEREAS, in consideration for Agent and Lenders agreeing to the foregoing amendments, Borrower has agreed to grant liens to Agent, on behalf of the Lenders, on certain parcels of real property owned by Borrower on which Borrower has previously granted liens to Kimco pursuant to the Kimco Credit Agreement;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Consent. In reliance upon the representations and warranties of the Borrower set forth in Section 5 below, and subject to the satisfaction of the conditions set forth in Section 6 below, Agent and Lenders hereby (i) consent to the execution and delivery of that certain Sixth Amendment to Kimco Credit Agreement dated June 29, 2004, in the form of Exhibit A hereto, and (ii) agree that compliance with Section 9.18(a) of the Loan Agreement with respect to the period ending on the last day of the fourth Accounting Period of the fiscal year of Borrower ending 2005 shall not be measured for any purpose.

            2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

            (a) Section 1.67 of the Loan Agreement is amended and restated in its entirety as follows:

            1.67. "Kimco Documents" shall mean the Credit and Security Agreement dated as of May 20, 2002, as amended, by and between Borrower and Kimco (the "Kimco Credit Agreement"), and the Fundamental Documents (as such term is defined in the Kimco Credit Agreement).

            (b) Section 1.97 of the Loan Agreement is amended and restated in its entirety as follows:

            1.97. "Real Estate Reserve" shall mean an amount equal to $0; provided, that the "Real Estate Reserve" shall mean an amount equal to $4,000,000 if (i) Kimco fails to provide Overline Revolving Credit Loans (as defined in the Kimco Credit Agreement) to Borrower in an amount equal to $40,000,000 pursuant to the Sixth Amendment to Kimco Credit Agreement dated June 29, 2004 or (ii) on or before July 31, 2004 (A) Borrower fails to have executed and delivered to Agent mortgages and deeds of trust, in form and substance satisfactory to the Agent, to grant to Agent, on behalf of the Lenders, a lien on each of the three parcels of real property owned by Borrower and set forth on Schedule 5.1(A) hereto and (B) Agent and Kimco fail to enter into an intercreditor and marshalling agreement satisfactory to Agent pursuant to which Kimco agrees to a satisfactory marshalling arrangement with respect to the real properties set forth on
      Schedule 5.1(A) and Agent agrees that its liens and security interests on such real properties are junior and subordinate to Kimco's liens and security interests on such properties in the same manner that Kimco's liens and security interests on Borrower's current assets are junior and subordinate to Agent's liens and security interests.

            (c) Section 2.2(d) of the Loan Agreement is amended by amending and restating clause (iii)(A) contained therein as follows:

            (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Cost of such Eligible Inventory (provided that with respect to Current Christmas Decoration Inventory, at any time in which the Applicable Current Christmas Advance Rate is zero percent (0%), the percentage under this clause 2.2(d)(iii)(A)(1) shall be the percentage equal to one hundred (100%) percent minus the product of eighty-five (85%) percent multiplied by the Net Recovery Rate for such Current Christmas Decoration Inventory), plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of

      Borrower's locations for Eligible Inventory within the United States of America; and

            (d) Section 5.1 of the Loan Agreement is amended by amending and restating the last sentence thereof in its entirety as follows:

            Notwithstanding the foregoing, the Collateral shall not include (i) the Kimco Collateral or (ii) the Equipment and fixtures located on the real property described on Schedule 5.1, except that the Collateral shall include the real property set forth on Schedule 5.1(A) hereto and the Equipment and fixtures located on such real property.

            (e) Section 9.18(a) of the Loan Agreement is amended and restated in its entirety as follows:

            (a) For each period below, Borrower shall maintain EBITDA of at least the amount set forth opposite such period:

                       Period                                    Amount
                       ------                                    ------
The period of 7 Accounting Periods ending on the
last day of the seventh Accounting Period of the
fiscal year of Borrower ending in 2005                        $ 5,362,000

The period of 10 Accounting Periods ending on the
last day of the tenth Accounting Period of the
fiscal year of Borrower ending in 2005                       ($ 9,653,000)

The period of 13 Accounting Periods ending on the
last day of the fiscal year of Borrower ending in
2005                                                         ($14,996,000)

The period of 13 Accounting Periods ending on the
last day of the fourth Accounting Period of the
fiscal year of Borrower ending in 2006                       ($ 8,538,000)

            (f) A new Schedule 5.1(A) shall be added to the Loan Agreement in the form set forth as Schedule 5.1(A) attached hereto.

            3. Other Agreements. Until such time as the Obligations have been paid in full, Borrower hereby agrees to retain the consulting services of Abacus Advisors or another advisor reasonably acceptable to the Required Lenders. Borrower hereby agrees that the failure by Borrower to satisfy the foregoing agreement shall constitute an Event of Default.

            4. References. Agent, Lenders and Borrower hereby agree that all references to the Loan Agreement which are contained in any of the other Financing Agreements shall refer to the Loan Agreement as amended by this Amendment No. 5, as such may be amended and supplemented from time to time hereafter.

            5. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment No. 5, Borrower hereby represents and warrants to Agent and Lenders that:

            (a) The execution, delivery and performance by Borrower of this Amendment No. 5 and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of its property;

            (b) Each of the Loan Agreement and the other Financing Agreements, as amended by this Amendment No. 5, are the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, and (ii) general principles of equity;

            (c) The representations and warranties contained in the Loan Agreement and the other Financing Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

            (d) Borrower has performed all of its obligations under the Loan Agreement and the Financing Agreements to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Financing Agreements to be observed and performed by it and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred (other than the matters waived in Section 1 above).

            6. Conditions to Effectiveness. This Amendment No. 5 shall be effective upon (i) the delivery by Borrower to Agent of a fully executed copy of this Amendment No. 5, (ii) the consent of Kimco to the liens in favor of Agent on the real property listed on Schedule 5.1(A) of the Loan Agreement, and (iii) receipt by Agent of an amendment fee in the amount of $125,000.

            7. Counterparts. This Amendment No. 5 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 5.

            8. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall continue in full force and effect according to its terms.

            9. Costs and Expenses; Amendment Fee. Borrower hereby agrees that all expenses incurred by Agent and Lenders in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the Obligations. Borrower agrees to pay to Agent, for the benefit of Lenders, an amendment fee in the amount of $125,000 on the date hereof.

            10. Release.

            (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 5, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Financing Agreements or transactions thereunder or related thereto.

            (b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

            (c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

                            [Signature page follows]

            IN WITNESS WHEREOF, this Amendment No. 5 has been executed as of the day and year first written above.

                                       FRANK'S NURSERY & CRAFTS, INC., as
                                       Borrower

                                       By: /s/ Michael McBride
                                           -------------------
                                           Michael McBride
                                           Vice President


                                       CONGRESS FINANCIAL CORPORATION
                                       (CENTRAL), as Agent and Lender

                                       By: /s/ Steve Linderman
                                           -------------------
                                           Steve Linderman
                                           Senior Vice President

                                 SCHEDULE 5.1(A)

                                                                                       ZIP
STORE #         STORE ADDRESS                        CITY                   STATE      CODE    COUNTY
   88       720 N. Green Bay Rd.,                  Waukegan                   IL       60087    Lake
   90       2999 E. Lincoln Hwy.                   Merrillville               IN       46410    Lake
  297       2051 N. Rte. 83                        Round Lake Beach           IL       60046    Lake